Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170062) of Vera Bradley, Inc. of our report dated March 27, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Indianapolis, Indiana

March 27, 2012